UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2008

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 12, 2008, the Board of Directors of K-Swiss Inc. (the “Company”) adopted Amended and Restated Bylaws (the “Bylaws”). The revisions reflected in the Bylaws are intended to modernize the Bylaws and reflect changes made to the Delaware General Corporation Law (the “DGCL”) since the Bylaws were last amended. The amendments are summarized below.

•

Remote Communication: A new section was added to the Bylaws permitting stockholder meetings to be held by means of remote communication and conforming changes were made to other affected sections. [Sections 2.2, 2.4(A), 2.8 and 2.11]

•

Methods of Communication: Several sections of the Bylaws were amended to expand the ways in which notices and other communications may be given, including by electronic transmission. [Sections 2.4(A), 2.7(C), 3.9 and 3.11]

•	Organizational Matters: A new section was added to the Bylaws that addresses procedures for the organization and conduct of stockholder meetings. [Section 2.5]

•	Advance Notice Provisions: The advance notice provisions of the Bylaws were amended to:

•	more clearly define the required processes for stockholders to notify the Company of their intention to propose director nominations or other business for consideration at a stockholders meeting;

•	require disclosure of all ownership interests, including derivatives, of a stockholder who intends to propose director nominations or other business;

•	clarify that the advance notice process is separate from the Rule 14a-8 stockholder proposal process under the federal proxy rules;

•	change the advance notice period from not less than 90 days in advance of an annual meeting to between 90 and 120 days prior to the anniversary date of the preceding year’s annual meeting; and

•	require that a stockholder, or the stockholder’s qualified representative, appear in person at a meeting of stockholders to present a nomination or other business. [Section 2.10].

As a result of the amendments to the advance notice provisions of the Bylaws, any stockholder who intends to nominate a director candidate or present other business (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934) at the 2009 annual meeting must deliver a notice to the Secretary of the Company at the principal offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the preceding year’s annual meeting, subject to limited exceptions if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting. Based on the Company’s 2008 annual meeting date of May 20, 2008, this notice must be delivered to the Secretary of the Company no earlier than the close of business on January 20, 2009 and no later than the close of business on February 19, 2009, for the 2009 annual meeting. The notice must comply with the applicable requirements of the Amended and Restated Bylaws attached hereto as Exhibit 3.1.

Stockholder proposals submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than December 9, 2008 in order to be considered for inclusion in the Company’s proxy materials for the 2009 annual meeting.

•	General Board Powers: The Bylaws were amended to condense the description of the powers of the Board of Directors. [Section 3.1]

•

Officer Positions and Descriptions: The Bylaws were amended to reflect the current officer positions of the Company. In addition, the position descriptions of Secretary and Treasurer were condensed. [Sections 4.1, 4.8, 4.11 and 4.12]

•

Indemnification and Advancement: The Bylaws were amended to provide procedures for obtaining indemnification and advancement of expenses, to address the enforcement of these rights and to otherwise clarify the scope and nature of indemnification and advancement rights granted by the Company. [Article VII]

•

Remaining Changes: Several sections of the Bylaws were reordered or were amended to conform more closely to the applicable provisions of the DGCL or include a default rule provided by the DGCL for ease of reference. The remaining changes were clarifying or conforming changes or immaterial language changes.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: November 13, 2008	By:	/s/ George Powlick
George Powlick,
Vice President Finance, Chief Operating Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws

5